Exhibit 99.6

MEDIA CONTACTS:	Pam Joy
207-642-7337
pjoy@fairpoint.com

Connie Gemmer
(207) 774-2458, x 102
connie@bartongingold.com

FAIRPOINT CREATING 145 JOBS; PROPOSING TO INVEST $13.8 MILLION IN
BROADBAND EXPANSION IN VERMONT UPON MERGER COMPLETION

BURLINGTON, VT. (June 28, 2007) — FairPoint Communications, Inc. today announced its intention to create approximately 145 jobs in Burlington, and further announced its $13.8 million expansion of broadband service, each upon completion of the merger with Verizon’s landline business in Vermont. This expansion is expected to bring broadband service to 15 Vermont communities for the first time, and extend high-speed DSL Internet to currently unserved neighborhoods in approximately 60 Vermont communities.

“This will be a significant boost to the Vermont economy,” said John Crowley, FairPoint’s chief financial officer, who made the announcement at a Burlington news conference. “We will be providing approximately 145 Vermonters with excellent, full-time jobs with benefits. At the same time, we’ll be giving many Vermont businesses the ability to compete more effectively, and enable many Vermonters to benefit from high-speed Internet.”

He noted that the job creation, the broadband expansion to new communities and the extension of broadband in additional neighborhoods are contingent on the Vermont Public Service Board’s approval of the merger, regulatory approvals from Maine, New Hampshire and the FCC and the subsequent completion of the merger. However, he added that FairPoint has already begun some hiring and will continue the process through January 2008 when the merger is expected to be completed. “FairPoint expects certain of these positions to be union represented jobs.” Crowley said. The broadband projects will begin in January and are expected to be completed between the end of 2008 and the first quarter of 2010.

“The Vermont Economic Progress Council estimates that as a result of the economic activity stimulated by our job creation, Vermont will realize a net fiscal impact of approximately $2.7 million,” Crowley said.

The new positions will be located primarily in Burlington and will involve opportunities in business and wholesale sales, circuit provisioning, collections, order and billing management for wholesale services, regulatory, field marketing, and IT desktop support. FairPoint is simultaneously announcing the creation of 50 jobs in Littleton, NH. “Part of the reason for selecting Littleton was due to the expectation that some of those jobs would be filled by Vermont residents, thereby increasing the benefits to Vermont from such employment opportunities,” Crowley said.

Crowley said the company’s near term goal is to extend high-speed Internet capability to approximately 41,000 additional access lines in Vermont. By the end of 2007, Verizon has committed to provide broadband to 65 percent of its Vermont customers. FairPoint is extending that and plans to provide broadband to 85 percent of customers by the first quarter of 2010.

“We have approximately 92 percent broadband accessibility in our current markets which we expect to continue to increase. We intend to continue expanding broadband in the current Verizon markets in Vermont so that we reach that same high level of service,” Crowley said.

“The technology FairPoint will be installing is an advanced, next generation network, capable of supporting existing subscriber needs and also providing a platform for the future,” Crowley said.

He explained that the current system was designed for voice traffic and has been adapted for data traffic. The network FairPoint is proposing is completely designed for today’s data hungry customers. The Internet uses Internet Protocol (IP) to move traffic across the network. FairPoint’s network design uses IP Protocol throughout the network instead of using multiple protocol changes necessary to use the existing voice network which results in a much more efficient network. FairPoint intends to capitalize on the existing fiber cable in which Verizon has invested by installing new electronics equipment on it. This new electronics equipment supports several ways of reaching the customer including copper technologies such as ADSL2+, VDSL2 and Fiber to the Home technologies such as GPON and Active Ethernet. The company has successfully rolled out the DSL Ethernet based network in several of its other markets.

FairPoint’s plan calls for the completion of the installation of broadband in 15 Vermont communities for the first time by the end of 2008. They are Barnet, Bradford, Brookfield, Chelsea, Concord, Craftsbury, Lunenburg, Mendon, Morgan Center, Pownal, Putney, South Stratford, Troy, Turnbridge, and West Burke.

Approximately 60 Vermont communities served by Verizon have broadband service in some neighborhoods, but not others. FairPoint intends to extend broadband to the unserved neighborhoods in these communities by the first quarter of 2010. They are: Arlington, Barre, Barton, Bellows Falls, Bennington, Bethel, Burlington, Castleton, Danville, Derby, Dorset, East Fairfield, Jamaica, Enosburg Falls, Essex Junction, Fair Haven, Fairfax, Grand Isle, Greensboro, Hardwick, Island Pond, Jeffersonville, Johnson, Lyndonville, Manchester, Middlebury, and Milton.

Also included are: Montpelier, Morrisville, Newfane, Newport, Orleans, Pittsfield, Pittsford, Plainfield, Poultney, Proctor, Randolph, Reading, Rutland, Shelburne, South Londonderry, South Royalton, St. Albans, St. Johnsbury, Stowe, Stratton, Swanton, Underhill, Vergennes, Wardsboro, Waterbury, West Rutland, White River Junction, Williamstown, Wilmington, Windsor, Winooski, Woodstock, and Woodstock Village.

“This new access to high-speed Internet will allow residents and businesses in these communities to efficiently download larger files and generally communicate much more quickly. This will allow businesses to compete more effectively and enable them to provide their services to anyone anywhere in the world,” said Crowley. “For Vermont schoolchildren, it will open up wide new opportunities for exploring the sciences, history, mathematics, or any other subject. And this will help make the children of today better able to compete in the world of tomorrow.”

About FairPoint

FairPoint is a leading provider of communications services to rural and small urban communities across the country. Incorporated in 1991, FairPoint’s mission is to acquire and operate telecommunications companies that set the standard of excellence for the delivery of service to rural and small urban communities. Today, FairPoint owns and operates 31 local exchange companies located in 18 states offering an array of services, including local and long distance voice, data, Internet and broadband offerings. The company is traded on the New York Stock Exchange under the symbol “FRP”.

This press release may contain forward-looking statements by FairPoint that are not based on historical fact, including, without limitation, statements containing the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions and statements related to potential cost savings and synergies expected to be realized in the merger. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in FairPoint’s filings with the Securities and Exchange Commission, including, without limitation, the risks described in FairPoint’s most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission.  These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements.  All information is current as of the date this press release is issued, and FairPoint undertakes no duty to update this information.  Source: FairPoint Communications, Inc., www.fairpoint.com.

FairPoint has filed a registration statement, including a proxy statement, and other materials with the Securities and Exchange Commission (“SEC”) in connection with the proposed merger.  We urge investors to read these documents because they contain important information.  Investors can obtain copies of the registration statement and proxy statement, as well as other filed documents containing information about FairPoint and the merger, at www.sec.gov, the SEC’s website, or at www.fairpoint.com/investor.  Investors may also obtain free copies of these documents and the Company’s SEC filings at www.fairpoint.com under the Investor Relations section, or by written request to FairPoint Communications, Inc., 521 E. Morehead Street, Suite 250, Charlotte, NC 28202, Attention: Investor Relations.

FairPoint, Verizon, and FairPoint’s directors, executive officers, and other employees may be deemed to be participants in the solicitation of proxies from FairPoint stockholders with respect to the merger and transactions.  Information about FairPoint’s directors and executive officers is available in FairPoint’s proxy statement for its 2006 annual meeting of shareholders, dated April 24, 2006.  Additional information about the interests of potential participants will be included in the registration statement and proxy statement and other materials filed or to be filed by FairPoint with the SEC.

Broadband Expansion in Vermont

Richford
Swanton
North Troy
Newport
Derby
Norton
Morgan Center
Enosburg Falls
Troy
Orleans
St. Albans
East Fairfield
Island Pond
West Stewartstown, NH
Grand Isle
Fairfax
Jeffersonville
Johnson
Craftsbury
Barton
West Burke
Milton
Greensboro
Morrisville
Lyndonville
Lunenburg
Winooski
Underhill
Stowe
Hardwick
Essex Junction
Concord
Burlington
Plainfield
Danville
St. Johnsbury
Littleton, NH
Barnet
Shelburne
Waterbury
Montpelier
Newbury
Vergennes
Barre
Williamstown
Bradford
Middlebury
Brookfield
Chelsea
Fairlee
Rochester
Randolph
Tumbridge
Salisbury Station
South Strafford
Brandon
Bethel
S. Royalton
Pittsfield
Pittsford
Quechee
Hanover
Fair Haven
Proctor
Mendon
Castleton
White River Junction
Woodstock
West Rutland
Rutland
Poultney
Reading
Windsor
South Londonderry
Dorset
Rupert
Manchester
Bellows Falls
Jamaica
Stratton
Arlington
Wardsboro
Newfane
Putney
Woodstock Village
Bennington
Wilmington
Brattleboro
Pownal
Readsboro
Jacksonville
FairPoint communications
Addition of Broadband Services
Extension of Broadband Services
Existing Broadband Services
Existing Network
New Network Expansion
6-28-07 PRELIMINARY